Exhibit 99.1

MEDIA/INVESTOR CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

FOR IMMEDIATE RELEASE

EXIDE ANNOUNCES APPOINTMENT OF FRANCIS M. CORBY JR.
AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Alpharetta, Ga. – (February xx, 2006) – Exide Technologies (NASDAQ: XIDE, www.exide.com) announced today that its Board of Directors has appointed Francis (Fran) M. Corby Jr., 62, as the Company’s new Executive Vice President and Chief Financial Officer, effective March 1, 2006. Mr. Corby succeeds J. Timothy Gargaro, who left the Company effective December 31, 2005.

Mr. Corby brings more than 35 years of financial and leadership experience to Exide, including more than 15 years in the automotive sector. Prior to joining Exide, Mr. Corby most recently served as Senior Vice President and Chief Financial Officer at GST Automotive Leather. Earlier, he was Executive Vice President and CFO of Guide Corporation, an Indiana-based supplier of exterior automotive lighting systems; Executive Vice President at the investment banking firm Frederick & Company; Executive Vice President — Finance and Administration at Harnischfeger Industries, a Milwaukee-based manufacturer; and Vice President and Corporate Controller at Joy Manufacturing in Pittsburgh. Mr. Corby began his career with Chrysler Corporation, where he held a number of increasingly responsible financial management positions including that of Vice President and Treasurer of Chrysler Financial Corporation.

“I am extremely pleased that Fran has agreed to join our organization,” said Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies. “Fran is a seasoned financial expert who possesses the maturity, strategic leadership experience and industry knowledge that we need to help the organization achieve its growth and profitability objectives.”

“I greatly look forward to being a key participant with my new colleagues in maximizing the value of investments in Exide Technologies,” said Mr. Corby.

Mr. Corby holds a bachelor’s degree philosophy from St. Mary of the Lake Seminary and an MBA in finance and international business from Columbia University. Mr. Corby is a member of the Board of Directors of Magnasphere Corporation in Wisconsin.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to, among other things, the Company’s results, financial conditions or compliance with financial covenants, (ii) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (iii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iv) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs (v) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (vi) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vii) the realization of the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) competitiveness of the battery markets in North America and Europe, (x) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the Company’s exposure to fluctuations in interest rates on its variable debt, (xiii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiv) general economic conditions, (xv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xvi) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, (xviii) the ability to successfully pass along increased costs to its customers, and (xix) the Company’s ability to successfully resolve the $27.5 million fine with the U.S. Attorney’s Office for the Southern District of Illinois.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed with the SEC on September 14, 2005 and in the Company’s most recent Form 10-Q filed on February 9, 2006 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.